UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a−101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934

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Filed by a party other than the registrant 

Check the appropriate box:

	Preliminary proxy statement

	Confidential, for use of the Commission only (as permitted by Rule 14a-6(e)(2)).

	Definitive proxy statement.

☑	Definitive additional materials.

	Soliciting material under Rule 14a-12.

Northern Lights Fund Trust IV
(Name of Registrant as Specified in Its Charter)

(Names of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of filing fee (check the appropriate box):

☑	No fee required.

	Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

1)	Title of each class of securities to which transaction applies:

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	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

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4)	Date Filed:

NOTICE OF MEETING ADJOURMENT

FormulaFolios Hedged Growth ETF

FormulaFolios Smart Growth ETF

FormulaFolios Tactical Growth ETF

FormulaFolios Tactical Income ETF

Each a series of Northern Lights Fund Trust IV

September 9, 2020

To our shareholders:

The Special Meeting of Shareholders of the FormulaFolios Hedged Growth ETF, FormulaFolios Smart Growth ETF, FormulaFolios Tactical Growth ETF, FormulaFolios Tactical Income ETF (the “Funds”), each a series of Northern Lights Fund Trust IV (the “Trust”) originally scheduled to occur on September 9, 2020, has been adjourned to October 9, 2020, due a shortage of voting to meet quorum and necessary vote requirements.

The Board of Trustees of the Trust is requesting that shareholders voice their opinion on the matters to be voted on at the Special Meeting of Shareholders.  OUR RECORDS INDICATE THAT YOU HAVE NOT YET VOTED ON THe PROPOSALS.   please take a moment now to cast your vote. Your VOTE IS EXTREMELY IMPORTANT in DETERMINING approval of the meeting agenda as detailed below.

Shareholders are given the opportunity to vote on the proposal to approve a new investment advisory agreement between the Trust, on behalf of the Funds, and FormulaFolios Investments LLC (the “Adviser”). This proposal is required because the former advisory agreement between the Trust, on behalf of the Funds, and the Adviser automatically terminated due to a change in ownership of the Adviser. Although the Adviser has undergone a change in ownership, the day-to-day services to the Funds will not change nor will fees paid to the Adviser change.

The polls are still open, so the opportunity to voice your opinion on the proposals outlined on the attached proxy card is now.

Information regarding the Special Meeting and the proposals can be found in the proxy statement. For assistance in voting your shares please call (800) 659-6590.

Voting is easy. Please take a moment now to cast your vote using one of the options listed below:

1. MAIL your signed and voted proxy back in the postage paid envelope provided
2. ONLINE at the website indicated on the enclosed voting form and follow the online instructions
3. LIVE with a representative when you call toll-free 1 (800) 659-6590 Monday through Friday 9 a.m. to 10 p.m. Eastern time

Thank you in advance for your participation.

4221 North 203rd Street, Suite 100, Elkhorn, NE 68022